                      PFF BANCORP, INC. AND SUBSIDIARIES


EXHIBIT 11.  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                    THREE MONTHS ENDED
                                                      JUNE 30, 1996
                                                   ------------------
                                                   (DOLLARS IN THOUSANDS
                                                     EXCEPT SHARE DATA)

Net Income...................................     $     2,425
                                                  ===========
Weighted average number of common shares
  and equivalents outstanding:

   Issued and outstanding....................      19,837,500
                                                   ==========
   Shares held by the ESOP which have not
     been committed to be released...........      (1,550,631)
                                                   ==========
Weighted average number of common shares
  and equivalents outstanding................      18,286,869
                                                   ==========
Earnings per share...........................     $      0.13
                                                  ===========

Earnings per share is meaningful only for the three months ended June 30, 1996, since the Company's common stock was issued March 28, 1996 in connection with the conversion of the Association from the mutual to stock form of ownership.